ARTICLES  OF  AMENDMENT  TO
ARTICLES  OF  INCORPORATION  (PROFIT)
Form  205  Revised  October  1,  2002
Filing  fee:  $25.00
Deliver  to:  Colorado  Secretary  of  State
Business  Division
1560  Broadway,  Suite  200
Denver,  CO  80202-5169
This  document  must  be  typed  or  machine  printed
Copies  of filed documents may be obtained at www.sos.state.co.usABOVE SPACE FOR
                                              -------------------
OFFICE  USE  ONLY

Pursuant to Sec. 7-110-106 and part 3 of article 90 of title 7, Colorado Revised Statutes (C.R.S.), these Articles of Amendment to its Articles of Incorporation are delivered to the Colorado Secretary of State for filing.

1.  The  name  of  the  corporation  is:  SpaceDev Inc.
                                          -------------
   (If changing the name of the corporation, indicate name of corporation BEFORE the name change)

2. The date the following amendment(s) to the Articles of Incorporation was adopted: 07/18/03
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3.  The  text  of each amendment adopted (include attachment if additional space needed):  See  Attachment "A".
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4.  If  changing  the  corporation  name,  the  new  name of the corporation is:

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5.  If  providing  for  an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
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6.  Indicate  manner  in  which  amendment(s)  was  adopted  (mark  only  one):

_____ No shares have been issued or Directors elected - Adopted by Incorporator(s)

_____ No shares have been issued but Directors have been elected - Adopted by the board of directors

_____ Shares have been issued but shareholder action was not required - Adopted by the board of directors

__X__ The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group - Adopted by the shareholders

7. Effective date (if not to be effective upon filing)________________ (Not to exceed 90 days)

8. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are:

     Gretchen  Cowen,  Esq.  -  Weintraub  Dillon PC
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     12520 High Bluff Dr., Ste. 260, San Diego, CA 92130
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     (858) 259-2529
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Causing  a  document  to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed or the act and deed of the entity on whose behalf the individual is causing the document to be delivered for filing and that the facts stated in the document are true.

Disclaimer: This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.


                                  ATTACHMENT A
                                       TO
                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                 SPACEDEV, INC.

                                   ARTICLE III

     Article III of the Articles of Incorporation is amended by deleting the opening paragraph thereof and replacing it with the following paragraph:

     "The aggregate number of shares which the corporation shall have authority to issue is 60,000,000 of which 10,000,000 shall be shares of preferred stock, $0.001 par value per share, and 50,000,000 shall be shares of common stock, $0.0001 par value per share. The designations, preferences, limitations and relative rights of the shares of each class shall be as set forth below in this
Article  III."